EXHIBIT 99.2

Intersect Beverage, LLC

Financial Statements

As of June 30, 2019 and December 31, 2018 and

for the six months ended June 30, 2019 and 2018

Intersect Beverage, LLC

2

Intersect Beverage, LLC

Balance Sheets

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$2,076	$224
Trade receivables, net	756,327	348,011
Inventories, net	1,091,040	1,230,834
Prepaid expenses and current assets	249,839	335,500
Total current assets	2,099,282	1,914,569
Other assets	2,160	2,160
Total assets	$2,101,442	$1,916,729

Liabilities and Member’s Capital
Current liabilities:
Accounts payable	$287,986	$68,510
Accrued liabilities	296,602	343,562
Current portion of notes payable	30,000	30,000
Total current liabilities	614,588	442,072
Notes payable, long term	1,057,482	1,041,410
Total liabilities	1,672,070	1,483,482

Commitments and contingencies	-	-

Member’s Capital
Member’s capital - beginning	433,247	(140,814)
Member’s capital - current year	(3,875)	574,061
Total member’s capital	429,372	433,247
Total Liabilities and Member’s Capital	$2,101,442	$1,916,729

See accompanying notes to financial statements.

3

Intersect Beverage, LLC

Statements of Operations

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018
Sales	$2,099,992	$1,339,984
Less excise taxes, customer programs and incentives	157,529	155,392
Net sales	1,942,463	1,184,592
Cost of sales	1,439,781	786,708
Gross profit	502,682	397,884
Operating expenses:
Advertising, promotional and selling expenses	1,603,782	1,329,179
General and administrative expenses	387,670	404,391
Total operating expenses	1,991,452	1,733,570
Loss from operations	(1,488,770)	(1,335,686)
Other income (expense), net
Interest expense	(16,072)	(15,665)
Other income (expense)	1,215	1
Total other expense, net	14,857	15,664
Loss before income taxes	(1,503,627)	(1,351,350)
Provision for income taxes	-	-
Net loss	$(1,503,627)	$(1,351,350)

See accompanying notes to financial statements.

4

Intersect Beverage, LLC

Statements of Member’s Capital

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

Total Member’s Capital

Balance at January 1, 2018	$(140,814)

Member capital contribution	1,381,700
Net loss	(1,351,350)

Balance at June 30, 2018	$(110,464)

Balance at December 31, 2018	$433,247

Member capital contribution	1,499,752
Net loss	(1,503,627)

Balance at June 30, 2019	$429,372

See accompanying notes to financial statements.

5

Intersect Beverage, LLC

Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	2019	2018
Cash Flows from Operating Activities:
Net loss	$(1,503,627)	$(1,351,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Trade receivables	(408,316)	148,418
Inventories	139,794	161,047
Prepaid expenses and other assets	85,661	(126,605)
Accounts payable	219,476	(109,037)
Accrued liabilities	(30,888)	21,564
Net cash used in operating activities	(1,497,900)	(1,255,963)
Cash Flows from Investing Activities:
Net cash from investing activities	-	-
Cash Flows from Financing Activities:
Member capital contribution	1,499,752	1,381,700
Net cash provided by financing activities	1,449,752	1,381,700
Net increase in cash	1,852	125,737
Cash - beginning of period	224	1,890
Cash - end of period	$2,076	$127,627

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	$-	$-

See accompanying notes to financial statements.

6

Intersect Beverage, LLC

Notes to Financial Statements

June 30, 2019

(Unaudited)

1. BACKGROUND

Nature of Operations – Intersect Beverage, LLC (“Intersect” or “Company”) (a California Limited Liability Company) was organized in 2012 and is the owner of the spirits brand and business of branding, marketing and selling Azuñia Tequila (such business, “Azuñia Tequila”). Its headquarters are in Los Angeles, California.

Azuñia Tequila offers four premium tequila products: Blanco Organic Tequila, Reposado Organic Tequila, Añejo Tequila, and Azuñia Black Tequila. The products are primarily sold into on-premise locations throughout the western and southeastern United States with over 2,600 on-premise points of distribution. The above premium and luxury tequila categories are some of the fastest growing subsets at greater than 10% annually (based on Nielsen case data) with approximately $550 million in U.S. sales on 2.4 million cases sold.

Handcrafted using 100% pure Weber Blue agave grown in the heart of the Tequila Valley and then roasted in traditional clay hornos, Azuñia’s premium tequilas pack authenticity, tradition and depth-of-flavor in the same premium bottle. All of Azuñia’s tequilas undergo natural, open-air fermentation and bottling onsite to ensure consistency and field-to-bottle quality. Double-distilled and extracted at 46% ABV, the product ultimately clocks in at 40% ABV following the addition of a pure, on-property water source. Equal parts inspired and painstakingly crafted, Azuñia’s award-winning tequilas are ideal straight up or as the base of any number of fine craft cocktails.

Asset Purchase by Eastside Distilling, Inc. – On September 12, 2019, Eastside Distilling, Inc., a Nevada corporation (“Eastside”), and Intersect entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) whereby Eastside acquired the majority of Intersect’s assets, including the Azuñia Tequila brand, the direct sales team, existing product inventory, supply chain relationships and contractual agreements.

The acquisition is structured as an all-stock transaction, provided that Eastside may at its election, pay a portion of the consideration in cash or a three-year promissory note if the issuance of stock would require Eastside to hold a vote of its stockholders under the applicable Nasdaq rules. Subject to compliance with applicable Nasdaq rules, the initial consideration, not to exceed approximately $14.7 million in aggregate based on future revenue performance, will be payable approximately 18 months following the closing and will consist of 850,000 shares of Eastside common stock at a stipulated value of $6.00 per share, 350,000 shares of Eastside common stock based on Eastside’s stock price twelve months after the close of the transaction, and additional shares based on the Azuñia business achieving certain revenue targets and Eastside’s stock price 18 months after the close of the transaction. Eastside has also agreed to issue additional stock consideration (subject to compliance with applicable Nasdaq rules) of up to $1.5 million upon the Azuñia business achieving revenue of at least $9.45 million in the period commencing on the 13th month following the closing and ending on the 24th month following the closing.

The Asset Purchase Agreement contains representations, warranties, and covenants by the parties that are customary for a transaction of this nature. The Asset Purchase Agreement was filed as Exhibit 1.1 of Form 8-K filed with the Securities and Exchange Commission on September 16, 2019.

2. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation – The Company’s accounting and financial reporting policies conform to accounting principles generally accepted in the U.S. (U.S. GAAP).

Going Concern - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established sufficient revenue to cover its operating costs, and as such, has incurred an operating loss since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern, within one year from the issuance date of this filing. The Company’s ability to continue as a going concern is dependent on its ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. During the year ended December 31, 2018, the Company received member capital contributions of $3,343,229. Subsequent to December 31, 2018, the Company received member capital contributions of $1,381,700 during the six months ended June 30, 2019. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. The Company continues to pursue financing alternatives to improve its working capital position. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management bases its estimates on historical experience and other judgments which it thinks are reasonable.

7

Intersect Beverage, LLC

Notes to Financial Statements

June 30, 2019

(Unaudited)

Risks and Uncertainties - The Company’s future operations involve a number of risks and uncertainties. Factors that could materially affect future operating results include, but are not limited to, changes to laws and regulations, customer credit risk, continued access to capital and counterparty risk. To minimize counterparty risk, the Company maintains relationships with what management believes to be high-quality financial institutions for the purposes of maintaining cash balances and providing financing. The Company maintains levels of cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and it believes it is not exposed to any significant credit risk on cash.

Revenue Recognition – Net revenue includes product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (i) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Liquor Control Commissions of designated “Control States,” the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales.

Customer Programs and Incentives – Customer programs and incentives, which include customer promotional discount programs, customer incentives and other payments, are a common practice in the alcohol beverage industry. The Company makes these payments to customers and incurs these costs to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs and incentives are recorded as reductions to net revenue or as advertising, promotional and selling expenses in accordance with ASC 606 – Revenue from Contracts with Customers, based on the nature of the expenditure. Amounts paid to customers totaled $115,685 and $129,159 for the six months ended June 30, 2019 and 2018, respectively.

Excise Taxes – The Company is responsible for compliance with the TTB regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcohol beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $41,844 and $26,233 for the six months ended June 30, 2019 and 2018, respectively.

Cost of Sales – Cost of sales consists of the costs of ingredients utilized in the production of spirits, manufacturing labor and overhead, warehousing rent, packaging, and in-bound freight charges. Ingredients account for the largest portion of the cost of sales, followed by packaging and production costs.

Shipping and Fulfillment Costs – Freight costs incurred related to shipment of merchandise from the Company’s distribution facilities to customers are recorded in cost of sales.

Advertising, Promotional and Selling Expenses – The following expenses are included in advertising, promotions and selling expenses in the accompanying statement of operations: media advertising costs, special event costs, sales and marketing expenses, salary and benefit expenses, travel and entertainment expenses for the sales, brand and sales support workforce and promotional activity expenses. Advertising, promotional and selling costs are expensed as incurred.

8

Intersect Beverage, LLC

Notes to Financial Statements

June 30, 2019

(Unaudited)

Cash and Cash Equivalents – The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at June 30, 2019 and December 31, 2018.

Fair Value Measurements – U.S. GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. U.S. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. At June 30, 2019 and December 31, 2018, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by U.S. GAAP.

The hierarchy of fair value valuation techniques under U.S. GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under U.S. GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value at June 30, 2019 and December 31, 2018. However, U.S. GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of accounts payable, accrued liabilities and notes payable. The estimated fair value of accounts payable, and accrued liabilities approximates their carrying value due to the short period of time to their maturities. At June 30, 2019 and December 31, 2018, the Company’s notes payable are primarily at fixed rates and the carrying value approximates fair value.

Trade Receivables – The Company provides an allowance for doubtful trade receivables equal to the estimated uncollectible amounts. That estimate is based on historical collection experience, current economic and market conditions and a review of the current status of each customer’s trade accounts receivable. The allowance for doubtful trade receivables was $Nil at June 30, 2019 and December 31, 2018.

Inventories – Inventories primarily consist of bottled liquor and packaging materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (FIFO) method. A portion of inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory. The reserve for excess and obsolete inventories was $Nil at June 30, 2019 and December 31, 2018.

9

Intersect Beverage, LLC

Notes to Financial Statements

June 30, 2019

(Unaudited)

Impairment of long-lived assets and long-lived assets to be disposed of – Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value. No impairment was recognized for the six months ended June 30, 2019 and for the year ended December 31, 2018.

Prepaid Expenses and Current Assets – Prepaid expenses and current assets consist of various payments that the Company has made in advance for goods or services to be received in the future.

Accrued Liabilities – The Company recognizes accrued liabilities when it is probable that a liability has been incurred at the reporting date, and the amount can be reasonably estimated.

Income Taxes – Intersect is a limited liability company and does not incur federal taxes. For tax purposes, the earnings and losses of the Company are included in the members’ personal income tax returns and are taxed based on their personal tax strategies. Therefore, there is no provision or liability for federal income taxes reflected in the accompanying financial statements.

Management evaluates tax positions taken by the Company and whether the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. The Company is subject to routine audits by taxing jurisdictions, and management believes it is generally no longer subject to income tax examinations for tax years prior to 2014.

Recently Adopted Accounting Pronouncements - In May 2014, the FASB issued ASU 2014-09, which amends guidance on revenue recognition from contracts with customers. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most contract revenue recognition guidance, including industry-specific guidance. In July 2015, FASB deferred by one year the effective dates of its new revenue recognition standard for public and nonpublic entities. In addition, in March 2016, the FASB issued ASU 2016-08, which further clarifies the implementation guidance on principal versus agent considerations contained in ASU 2014-09. In April 2016, the FASB issued ASU 2016-10, to clarify the implementation guidance on identifying performance obligations and licensing. For nonpublic entities, the ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The adoption on January 1, 2018 of ASU 2014-09 did not have a material effect on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This standard requires the recognition of a right-of-use asset and lease liability on the balance sheet for all leases. This standard also requires more detailed disclosures to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. Nonpublic entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. This guidance should be applied through a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, and early adoption is permitted. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This guidance provides an additional (and optional) transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. In addition, this ASU provides a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease and instead account for the lease as a single component if both the timing and pattern of transfer of the nonlease component(s) are the same, and if the lease would be classified as an operating lease. These amendments have the same effective date as ASU 2016-02. On January 1, 2019, the Company adopted the new accounting standard using the modified retrospective approach and elected to not adjust comparative periods. Upon adoption of the new accounting standard, the Company did not recognize any right-of-use assets or lease liabilities, and there was no adjustment to retained earnings. The Company considers the impact of the adoption to be immaterial to its financial statements on an ongoing basis.

10

3. INVENTORIES

Inventories consisted of the following:

	June 30, 2019	December 31, 2018
Raw materials	$307,873	$192,342
Finished goods	783,167	1,038,492
Total inventories	$1,091,040	$1,230,834

4. PREPAID EXPENSES AND CURRENT ASSETS

Prepaid expenses and current assets consisted of:

	June 30, 2019	December 31, 2018
Federal excise tax refund	$249,839	$249,839
Non-trade receivable	-	73,211
Vendor pre-payment	-	12,450
Total prepaid expenses and current assets	$249,839	$335,500

5. ACCRUED LIABILITIES

Accrued liabilities consisted of:

	June 30, 2019	December 31, 2018
Accrued payroll and employee-related expenses	$176,906	$176,991
Accrued vendor expenses	119,696	166,571
Total accrued liabilities	$296,602	$343,562

6. RELATED PARTY TRANSACTIONS

The Company received capital contributions of $1,499,752 cash from one member during the six months ended June 30, 2019 and $1,381,700 during the six months ended June 30, 2018.

The Company received capital contributions from two members during the year ended December 31, 2018. $2,983,229 were cash contributions, and $360,000 was a contribution from the conversion of accrued liabilities to member’s capital.

The Company occasionally makes draw payments to its owners that are recorded as member distributions on the accompanying statements of member’s capital. There were no member distributions for the six months ended June 30, 2019 or year ended December 31, 2018.

11

Intersect Beverage, LLC

Notes to Financial Statements

June 30, 2019

(Unaudited)

7. LOANS PAYABLE

Loans payable and accrued interest consisted of:

	June 30, 2019	December 31, 2018
Promissory note payable bearing interest of 5.0%. Principal plus accrued interest are payable upon the earlier of (a) July 31, 2023, or (b) when 50% or more of the Membership Interests or net value of Company’s assets are sold in a transaction or transactions occurring within a six month period of time commencing with the first transaction involving more than 5% of the then outstanding Membership Interests or 5% or more of the then net value of Company’s assets.	$1,011,449	$999,681
Loans payable bearing 12% compound interest. The loans do not have a stated maturity date.	76,033	71,729
Total loans payable	1,087,482	1,071,410
Less current portion	30,000	30,000
Long-term portion of loans payable	$1,057,482	$1,041,410

Maturities on loans payable as of June 30, 2019, are as follows:

Year ending December 31:

2019	$-
2020	-
2021	-
Thereafter	1,057,482
$1,057,482

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its corporate offices under operating lease agreements which expire at various dates through February 2020. Monthly lease payments range from $1,800 to $3,500 over the terms of the leases. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. Aggregate lease expense for the six months ended June 30, 2019 was $13,320, consisting of $Nil in lease expense for lease liabilities recorded on the Company’s balance sheet and $13,320 in short-term lease expense.

The future lease payments as of June 30, 2019 are as follows:

2019	$35,760
2020	3,960
2021	-
Total	$39,720

Legal Matters

The Company is not currently subject to any material legal proceedings; however, the Company could be subject to legal proceedings and claims from time to time in the ordinary course of its business. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and divert management resources.

9. SUBSEQUENT EVENTS

The Company evaluated transactions occurring after June 30, 2019 in accordance with ASC 855, Subsequent events, through November 13, 2019 which is the date the financial statements were available to be issued.

On September 9, 2019, the Board of Directors (“Board”) of the Company approved entering into the Asset Purchase Agreement with Eastside, as more fully described above in footnote 1. The Agreement was completed on September 12, 2019.

12